SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREE, INC.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2004 Annual Meeting of Shareholders of Cree, Inc. (the “Company”) will be held at the offices of the Company at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, November 4, 2004, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of seven directors

•	Proposal No. 2—Approval of the 2004 Long-Term Incentive Compensation Plan

•	Proposal No. 3—Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 26, 2005

All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on September 7, 2004 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Adam H. Broome

Secretary

Durham, North Carolina

September 17, 2004

IMPORTANT:    Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Cree, Inc. (the “Company”) is asking for your proxy for use at the 2004 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at the Company’s offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, November 4, 2004, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of seven directors; (2) approval of the 2004 Long-Term Incentive Compensation Plan; and (3) ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 26, 2005.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the 2004 Long-Term Incentive Compensation Plan and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 26, 2005.

The Company intends to mail its 2004 Annual Report, this proxy statement and the accompanying proxy card to shareholders beginning on or about September 23, 2004. The annual report and proxy statement will also be available on the Internet at www.cree.com/annualmeeting. The annual report is not part of the Company’s proxy soliciting materials.

VOTING PROCEDURES

Who Can Vote

Only shareholders of record at the close of business on September 7, 2004 are entitled to vote at the meeting and any adjournments of the meeting. At that time there were 73,829,873 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting. The common stock is the only class of securities of the Company having the right to vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•	Voting by Telephone. You can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Wednesday, November 3, 2004, at 11:59 p.m. Eastern time. If you vote by telephone you need not return your proxy card.

•	Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Wednesday, November 3, 2004 at 11:59 p.m. Eastern time. If you vote over the Internet you need not return your proxy card.

•	Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, November 3, 2004.

•	Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If your shares are held by a broker, bank, custodian or other nominee, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by: (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting another signed proxy card bearing a later date; or (4) timely submitting new voting instructions by telephone or over the Internet as described above.

How Your Proxy Will Be Voted

If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement, “FOR” approval of the 2004 Long-Term Incentive Compensation Plan and “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 26, 2005.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this proxy statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on any matter (sometimes referred to as a “broker non-vote”) will also be considered present for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast. Thus the seven nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The proposed 2004 Long-Term Incentive Compensation Plan and ratification of the appointment of Ernst &Young LLP as independent auditors for fiscal 2005 will be approved if the votes cast for approval exceed the votes cast against approval. Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals received sufficient votes for approval.

COMPARATIVE PERFORMANCE

The graph below compares, for the five-year period ended June 27, 2004, the cumulative total return of the Company’s common stock at each fiscal year end with a market index based on The Nasdaq Stock Market and an industry index based on Nasdaq-traded stocks of electronic components businesses. The market index is the Nasdaq Stock Market—U.S. Companies and the industry index is the Nasdaq Electronic Components. The graph assumes an investment of $100 on June 27, 1999 in the Company’s common stock and in each index and also assumes the reinvestment of all dividends during the period shown.

Comparison of Five-Year Cumulative Total Return

Cree, Inc. Common Stock, Nasdaq Stock Market Index and

Nasdaq Electronic Components Index

Performance Graph Data	June 1999	June 2000	June 2001	June 2002	June 2003	June 2004
Cree, Inc. Common Stock	$100	$478	$133	$79	$99	$132
Nasdaq Stock Market (U.S.)	$100	$193	$69	$58	$56	$76
Nasdaq Electronic Components	$100	$239	$97	$54	$60	$78

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

All seven of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. Mr. William J. O’Meara, who has served on the Board since 2000, is not standing for re-election. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background	Director Since

F. Neal Hunter	42	Mr. Hunter, one of the Company’s founders, has served as Chairman of the Board of Directors since 1995 and as a member of the Board of Directors since the Company’s inception in 1987. He was the Chief Executive Officer of the Company from August 1994 to June 2001 and President from 1994 to 1999. Prior to 1994, Mr. Hunter served as General Manager for the Company’s optoelectronic products business and as Secretary and Treasurer.	1987
Charles M. Swoboda	37	Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as a member of the Board of Directors since October 2000 and as President since January 1999. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Chief Operating Officer, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.	2000
John W. Palmour, Ph.D.	43	Dr. Palmour, one of the Company’s founders, has been a member of the Board of Directors since October 1995 and has served as the Company’s Director of Advanced Devices since 1995 and as an Executive Vice President since August 2002. As Executive Vice President for Advanced Devices, Dr. Palmour is responsible for all aspects of the Company’s wide bandgap RF, microwave and power switching device businesses and also manages the Company’s contract research programs. He previously served on the Board of Directors from 1992 to 1993.	1995
Dolph W. von Arx	70	Mr. von Arx has been a member of the Board of Directors since October 1991 and is the former Chairman, President and Chief Executive Officer of Planters Lifesavers Company, an affiliate of RJR Nabisco, Inc. Since his retirement from Planters Lifesavers Company in 1991, Mr. von Arx has served as non-executive Chairman of Morrison Restaurants Inc., a publicly held family dining business, from 1996 to 1998, and is currently a director of Ruby Tuesday, Inc. and Northern Trust of Florida Corp.	1991

Name	Age	Principal Occupation and Background	Director Since
James E. Dykes	66	Mr. Dykes has served on the Board of Directors since January 1992. He was formerly President and Chief Executive Officer of Signetics Company, a semiconductor manufacturer and wholly-owned subsidiary of North American Philips Corporation, from 1989 until his retirement in 1993, and from 1987 to 1988 served as the first President and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company Ltd., a semiconductor foundry.	1992
Robert J. Potter, Ph.D.	71	Dr. Potter has served on the Board of Directors since April 2001. He is currently President and Chief Executive Officer of R. J. Potter Company, a business consulting firm based in Irving, Texas. Prior to establishing R. J. Potter Company, from 1987 to 1990, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation, a producer of local area networking and video conferencing products. He held senior management positions in other information technology companies, including Nortel Networks Corporation where he served as Group Vice President responsible for the customer premises telecommunications equipment business. Previously, he was President of Xerox’s Office Systems Division. He is currently a director of Molex Incorporated and Zebra Technologies Corporation.	2001
Harvey A. Wagner	63	Mr. Wagner has served on the Board of Directors since February 2004. He is currently Acting President and Chief Executive Officer and a member of the Board of Directors of Quovadx, Inc., a global software and services company. Prior to joining Quovadx, Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an energy company, from January 2003 to April 2004, and as Executive Vice President of Finance, Secretary, Treasurer, and Chief Financial Officer of Optio Software, Inc., a software provider, from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer, General Manager, and Chief Operating Officer for PaySys International, Inc., a provider of financial payment processing applications, from December 1999 to April 2001. He also served as Executive Vice President of Finance and Administration and Chief Financial Officer for Premiere Technologies, Inc. from April 1998 to September 1999.	2004

The Board of Directors recommends shareholders

vote FOR election of the nominees named above.

Retiring Director

William J. O’Meara	67	Mr. O’Meara, who has served on the Board of Directors since October 2000, is not standing for re-election. He previously served as President and Chief Executive Officer of C-Cube Microsystems, Inc., a semiconductor company supplying products for digital video applications, until his retirement in 1995 and thereafter served as its Vice Chairman until 1997. Before joining C-Cube Microsystems Mr. O’Meara was Chairman, Chief Executive Officer and President of Headland Technology, Inc., an entity affiliated with LSI Logic Corporation, a semiconductor company he co-founded in 1981, and served as Vice President of Worldwide Sales and Marketing for LSI Logic. Mr. O’Meara also served as a member of the Board of Directors of Cisco Systems, Inc. from 1987 to 1993.	2000

Executive Officers

Mr. Hunter, Mr. Swoboda and Dr. Palmour serve as both executive officers of the Company and members of the Board of Directors. The executive officers of the Company also include Cynthia B. Merrell (age 43), who has served as Chief Financial Officer and Treasurer of the Company since 1998 and previously served as the Company’s Controller from 1996 to 1998 after joining the Company in 1996. Her prior financial experience includes service in various capacities with The Times Mirror Company, Tropicana Products, Inc. and an international public accounting firm. She is licensed as a certified public accountant in the state of Florida.

Board Composition and Independence of Directors

The size of the Board of Directors was fixed at nine members in 1988 by shareholder action pursuant to the Company’s Bylaws. Generally only seven or eight persons have served on the Board at any one time. Mr. O’Meara is not standing for re-election and only seven persons have been nominated for election at the annual meeting. Under the rules of the Securities and Exchange Commission, the accompanying proxy cannot be voted for more than seven nominees.

A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Board has determined that five of the present directors—Messrs. Dykes, von Arx, O’Meara, Potter and Wagner—are each an “independent director” within the meaning of the applicable Marketplace Rules of Nasdaq. Of the seven nominees proposed for election at the annual meeting, four of the nominees—Messrs. Dykes, von Arx, Potter and Wagner—are independent directors.

Attendance at Meetings

The Board of Directors held eight meetings during the fiscal year ended June 27, 2004. Each director attended or participated in 75% or more of all meetings of the Board of Directors held in fiscal 2004 during the period he served as a director. Each director also attended or participated during the year in 75% or more of all meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of shareholders absent good reason. All directors then holding office attended the 2003 Annual Meeting of Shareholders.

Standing Committees

The Board has three standing committees: the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board and is composed solely of independent directors. Copies of the committee charters are reproduced in the appendices to this proxy statement. The Executive Committee, which was previously a standing committee of the Board, was dissolved in August 2004. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.

Audit Committee

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board’s behalf in providing oversight with respect to: (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the auditors engaged to provide audit services to the Company; and (iii) the Company’s compliance with legal and regulatory requirements.

The members of the Audit Committee are Messrs. Wagner, Dykes, von Arx, O’Meara and Potter. The Board has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules, including the special independence requirements applicable to Audit Committee members. Mr. Wagner is Chairman of the Audit Committee and has served in that capacity since August 2004, when he succeeded Mr. von Arx, who had served as Chairman since fiscal 2001. The Board has determined that Mr. Wagner is an “audit committee financial expert” as defined in Item 401 of Regulation S-K of the Securities and Exchange Commission. During fiscal 2004, the Audit Committee held nine meetings.

Governance and Nominations Committee

The Governance and Nominations Committee is appointed by the Board to assist the Board in fulfilling its responsibilities to shareholders by: (i) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders; (ii) developing and recommending to the Board corporate governance principles for the Company; and (iii) otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Governance and Nominations Committee are Messrs. von Arx, Dykes, O’Meara, Wagner and Potter. The Board has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules. Mr. von Arx is Chairman of the Governance and Nominations Committee and has served in that capacity since August 2004. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates recommended by shareholders and in accordance with that policy the Committee will consider written nominations properly submitted by shareholders. For a description of the policy regarding nominations submitted by shareholders see “Procedures for Director Nominations” and “2005 Annual Meeting of Shareholders” below. The Governance and Nominations Committee was established in May 2004 and held no meetings during fiscal 2004. The Compensation Committee served as the nominating committee for evaluating and nominating candidates for election as directors before the Governance and Nominations Committee was established.

Compensation Committee

The Compensation Committee is appointed by the Board to assist the Board in discharging its overall responsibility relating to executive and director compensation and to oversee and report to the Board as appropriate on the Company’s compensation policies, programs and plans, including its stock-based compensation programs. The Compensation Committee determines the compensation of the chief executive officer, approves compensation of all other executive officers, oversees compensation of other senior members of the management team, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Board for approval.

The members of the Compensation Committee are Messrs. Dykes, von Arx, O’Meara, Wagner and Potter. The Board has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules. Mr. Dykes is Chairman of the Compensation Committee and has served in that capacity since 1992. During fiscal 2004, the Compensation Committee held four meetings. The Compensation Committee also often takes action by unanimous written consent in lieu of holding a meeting.

Compensation of Directors

Directors who are also employed by the Company are not separately compensated for their service on the Board. Non-employee directors are compensated for Board service through a combination of cash meeting fees and grants of non-qualified stock options to purchase shares of the Company’s common stock. The Company also reimburses directors for expenses incurred in serving as a director.

The Company grants each continuing non-employee director annually an option corresponding to the term of service following election as a director at the annual meeting of shareholders. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are generally granted an option that corresponds to the remaining term of service before the next annual meeting. The exercise price of all grants is equal to the fair market value on the grant date, vesting of the option is subject to continued service to the Company and the maximum term of the option is seven years. The options generally vest during the term of service as a director following election, vesting in equal increments on the last day of each calendar quarter following election or, if earlier, upon the election of directors at the next annual meeting. With the exception of Mr. Wagner, each non-employee director presently serving on the Board was granted, in October 2003, an option to purchase 16,000 shares of common stock at an exercise price of $19.88 per share, the closing market price on the grant date. The option terms provided for vesting in equal increments on the last day of each calendar quarter following election as a director at the 2003 Annual Meeting or, if earlier, upon the election of directors at the 2004 Annual Meeting. Upon election to the Board in February 2004, Mr. Wagner was granted an option to purchase 12,000 shares of common stock at an exercise price of $24.33 per share, the closing market price on the grant date. The option terms provided for vesting in equal increments on the last day of each calendar quarter following election as a director or, if earlier, upon the election of directors at the 2004 Annual Meeting.

For Board meetings, non-employee directors are paid $2,500 for each meeting attended in person and $1,000 for each meeting attended by telephone or other means. For committee meetings, including ad hoc or special committees, non-employee directors serving on the committee are paid $1,000 for each meeting attended (whether in person or by telephone) except that the person serving as the committee chair, if any, is paid $2,000 per meeting. The aggregate meeting fees paid to any director for meetings of the Board and standing Board committees during any fiscal year cannot exceed $40,000 unless the excess is approved by the Board. During fiscal year 2004, the following amounts were earned by non-employee directors as cash meeting fees: Mr. Dykes, $45,500; Mr. von Arx, $54,000; Mr. O’Meara, $43,000; Dr. Potter, $51,500; and Mr. Wagner $11,000.

Certain Transactions and Legal Proceedings

In June 2004 the Company paid $326,351 to Mr. Hunter as reimbursement of expenses incurred in connection with the defense of claims asserted against him as an officer and director of the Company in a lawsuit filed in June 2003 in the U.S. District Court for the Middle District of North Carolina. The plaintiffs dismissed the claims against Mr. Hunter in his corporate capacities with prejudice in November 2003. The reimbursement to Mr. Hunter was approved by the Audit Committee.

Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an international energy company based in Atlanta, Georgia (“Mirant”), from January 2003 through April 2004. In July 2003, Mirant and certain of its wholly-owned subsidiaries in the United States filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Additionally, certain of Mirant’s Canadian subsidiaries filed an application for creditor protection under the Companies Creditors’ Arrangement Act in Canada. The Canadian subsidiaries emerged from creditor protection in May 2004. The proceedings in the United States are still pending.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent (10%) beneficial owners are required by Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and beneficial owners were complied with on a timely basis during the fiscal year ended June 27, 2004, except that Mr. von Arx reported gifts of the Company’s common stock made in calendar 2000 and 2001 on a Form 4 filed October 15, 2003 and Mr. O’Meara reported an open market purchase of the Company’s common stock on April 29, 2004 one day late.

PROPOSAL NO. 2—APPROVAL OF 2004 LONG-TERM

INCENTIVE COMPENSATION PLAN

Overview and Reasons for Approval

We are requesting that shareholders approve adoption of the Company’s proposed 2004 Long-Term Incentive Compensation Plan (the “Proposed Plan”), which was unanimously approved by the Board of Directors on August 19, 2004. If adopted, the Proposed Plan will replace the Company’s Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan”) and will be the sole plan for providing stock-based incentive compensation to eligible employees and non-employee directors.

Adoption of the Proposed Plan would increase the pool of common stock authorized for future option grants and other stock-based awards by 1,200,000 shares or approximately 1.6% of the shares outstanding on September 7, 2004. The Proposed Plan would also enable the Company to utilize various types of stock-based awards, including restricted stock, stock units and stock appreciation rights. The existing Equity Compensation Plan authorizes only incentive (statutory) and non-qualified (non-statutory) stock option awards. Historically we have granted only non-qualified stock options. Although we presently have no plans to utilize other types of awards, the Proposed Plan will give us more flexibility to make future awards designed to best serve the Company’s needs.

We believe that a broad-based stock option program is an essential employee incentive and retention tool that benefits all of our shareholders. Stock-based compensation has been a key element of our incentive compensation programs since the Company’s inception and we believe has contributed to the Company’s success. In our view, long-term incentive compensation should be closely aligned with shareholders’ interests. We seek to achieve that goal through grants of fixed-price stock options. Our option grants align employees’ interests directly with those of other shareholders because the employee has the opportunity to realize value only if the stock price increases after the option is awarded.

We have granted stock options to all regular, full-time employees in connection with their initial hiring and annually, depending on performance and other factors. At September 7, 2004, employees other than executive officers and directors held options to purchase 9,920,371 shares, which represented approximately 77% of all shares subject to options then outstanding. We believe that our option program helps motivate employees throughout the organization to act with the shareholders’ perspective in mind and complements our cash-based incentives that are directed to achieving revenue, earnings and other financial goals. We also believe that our option program over the years has enabled us to recruit and retain the talent needed to develop new technologies and to grow our business with lower base pay and cash incentive compensation than otherwise would have been required. Without stock options, we would find it necessary to consider offering higher levels of cash compensation to provide competitive compensation packages necessary to recruit and retain essential personnel.

We recognize that options and other stock-based awards must be judiciously managed with consideration given to the potential dilution such awards represent. One measure of this potential dilution or “overhang” is the proportion, expressed as a percentage, that the pool of shares which may be issued under outstanding and future awards bears to the sum of the pool plus shares presently outstanding. We have worked to reduce the potential dilution or overhang of our stock option program from 19.6% at the end of fiscal 2001 to 17.5% at the end of fiscal 2004. As of September 7, 2004, the overhang stood at 16.8%. We achieved these reductions in large part by reducing the size of option grants. Beginning in 2001 we also reduced the maximum term of our option awards from ten to seven years in part to reduce the adverse impact of the longer option term on overhang. In addition, a portion of the existing overhang is attributable to options with exercise prices significantly higher than the current market price. These options may have no actual dilutive effect unless the market price rises above the exercise price before the option expires and the option is exercised. Of the shares subject to options outstanding at September 7, 2004, approximately 20% had exercise prices in the range of $34 to $72 per share, as compared to the closing market price of $24.29 reported by Nasdaq for that day. The potential dilution from our option program has also been offset through the Company’s stock repurchases. During the three fiscal years that ended in June 2004, we repurchased approximately 3.2 million shares of common stock. By comparison, during the same period there were approximately 2.8 million in net option grants (i.e., shares subject to options awarded net of options forfeited).

In requesting approval for additional shares in the Proposed Plan, we have proposed the minimum amount we believe necessary to allow us to continue to make stock-based awards, at levels consistent with our current practices, through at least calendar 2005. We expect to seek shareholder approval again at the 2005 Annual Meeting, and annually thereafter, for additional shares to replenish the reserves to the levels we consider prudent. This approach will enable shareholders to consider each year, and to approve or disapprove, our proposed plans for use of stock-based incentive compensation.

As of September 7, 2004, there were outstanding options to purchase 12,880,571 shares and there remained 2,041,590 shares authorized for future awards under the Equity Compensation Plan. The outstanding options had a weighted average exercise price of $22.60 per share and a weighted average remaining term of approximately 4.9 years. If the Proposed Plan is approved, no further awards may be made under the Equity Compensation Plan but shares authorized for future awards under the Equity Compensation Plan, including shares subject to outstanding options that are later forfeited, may thereafter be used for awards under the Proposed Plan. The Proposed Plan would also authorize an additional 1,200,000 shares for future awards, of which no more than 600,000 shares could be subject to awards granted as restricted stock, stock units or performance units. We have included this sublimit of 600,000 shares to limit the potential dilutive effect of such awards, which can be greater than that of non-discounted options that require participants upon exercise to pay at least the fair market value established at the grant date.

Our overhang would increase from 16.8% to 17.9% if the Proposed Plan were approved as of September 7, 2004. We believe this increase is reasonable and compares favorably to other companies of a similar size in the semiconductor field. We reviewed the overhang from option programs at 18 other publicly-traded companies engaged in semiconductor manufacturing or related businesses, with reported revenues for the most recent twelve months as of September 7, 2004 ranging from $212 million to $468 million and median revenues of $322 million. Overhang at these companies, as of the end of the most recent fiscal year for which financial statements were published, ranged from 9.9% to 24.9% with a median overhang of 19.3%, which is above both our current overhang level and that which would result from approval of the Proposed Plan.

The Proposed Plan would also implement features designed to address concerns expressed by investors in recent years about options and other stock-based incentive compensation. It prohibits granting stock options and stock appreciation rights with an exercise price less than the fair market value on the date of grant. Subject to exceptions for death, disability, retirement and certain other events, the Proposed Plan requires a minimum vesting or restriction period of at least three years for awards of restricted stock or stock units, except that awards with restrictions based on achievement of performance goals or to non-employee directors must have a restriction period of at least one year. The Proposed Plan also prohibits repricing of stock options and stock appreciation rights, including granting an award in replacement of a canceled award with a lower exercise price. In addition, the Proposed Plan requires shareholder approval of any material amendments to the plan independently of whether such approval is required under applicable law or listing standards applicable to the Company.

We consider adoption of the Proposed Plan essential to the Company’s future success and encourage all shareholders to vote in favor of its approval.

The Board of Directors recommends

shareholders vote FOR Proposal No. 2.

Key Terms of Proposed Plan

The following table highlights key terms of the Proposed Plan. This table and the description of the Proposed Plan in this proxy statement are merely summaries of material features of the plan and are qualified in their entirety by the full text of the plan, a copy of which is included in Appendix D to this proxy statement.

Plan Term:	From the date of shareholder approval through June 28, 2009

Predecessor Plan:	Cree, Inc. Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan”). No further grants may be made under the Equity Compensation Plan following shareholder approval of the Proposed Plan.

Eligible Participants:	All employees of the Company and its subsidiaries, where legally eligible to participate, and non-employee directors of the Company

Shares Authorized:	1,200,000 shares, plus the number of shares previously authorized for issuance under the Equity Compensation Plan and not issued pursuant to awards under that plan, subject to adjustment to reflect stock splits and similar events

Award Types:	(1) Non-qualified and incentive stock options (2) Stock appreciation rights (3) Restricted stock (4) Stock units (5) Performance units

Limits on Certain Awards:

(1)    No more than 600,000 shares may be issued pursuant to awards of restricted stock, stock units or performance units.

(2)    Awards to non-employee directors during any fiscal year may not exceed 16,000 shares for awards in the form of non-qualified stock options or stock appreciation rights or 5,000 shares for awards in the form of restricted stock or stock units.

Award Terms:

(1)    Stock options and stock appreciation rights cannot be granted at a price below fair market value on the date of grant.

(2)    Stock options and stock appreciation rights will have a term no longer than seven years.

(3)    Repricing or reducing the exercise price of a stock option or stock appreciation right, including granting an award in replacement of a canceled award with a lower exercise price, is prohibited without shareholder approval except for adjustments made in connection with stock splits or similar events.

(4)    Restricted stock and stock units may not vest in less than three years except that awards in which vesting is based on the achievement of performance criteria and awards to non-employee directors may not vest in less than one year. These minimum periods may be shortened in connection with death, disability, retirement and certain corporate transactions (acquisitions in which the successor does not assume or replace the awards).

162(m) Share Limits:

So that awards may qualify under Section 162(m) of the Internal Revenue Code, the Proposed Plan limits awards to individual participants to:

(1)    no more than 300,000 shares subject to stock options or stock appreciation rights granted to an individual participant in any fiscal year,

(2)    no more than 100,000 shares subject to restricted stock or stock unit awards granted to an individual participant in any fiscal year, and

(3)    no more than the fair market value of 100,000 shares in the form of performance unit awards granted to an individual participant in any fiscal year.

Description of Proposed Plan

Nature and Purpose. The Proposed Plan provides for grants to eligible participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, stock units and performance units. The objectives of the plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

The Proposed Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Proposed Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligible Participants. Only employees of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to receive awards under the Proposed Plan. As of September 15, 2004, there were approximately 1,381 employees (including 27 part-time and 167 temporary employees) and five non-employee directors who would be eligible to participate in the Proposed Plan. The Company in the past generally has not made stock-based awards to part-time or temporary employees and does not currently have plans to do so in the future.

Administration. The Proposed Plan will be administered by a committee (the “Committee”) consisting of two or more non-employee directors appointed by the Board. The Committee has the exclusive right to interpret, construe and administer the Proposed Plan, to select the persons eligible to receive awards, and to act in all matters pertaining to the granting of awards and the contents of agreements evidencing awards, except that awards to non-employee directors must also be approved by the Board. The Committee’s decisions are conclusive, final and binding upon all parties.

Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee. The charter adopted by the Board for the Compensation Committee provides that all members of the Compensation Committee must be (i) independent directors who meet the independence requirements of Nasdaq’s Marketplace Rules, (ii) “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) “outside directors” as defined by Section 162(m) of the Code. The Board, in its sole discretion, may exercise any authority of the Committee under the plan. To the extent permitted by law and the Company’s Bylaws, and subject to the applicable rules of any securities exchange or quotation or trading system on which the Company’s shares are traded, the Committee may delegate authority under the plan to one or more Committee members or executive officers of the Company, except that the Committee may not delegate such authority with respect to awards to directors or executive officers. The Committee may also delegate authority for certain administrative functions under the Proposed Plan to an officer or officers of the Company.

Securities to be Offered. The Company would be authorized to issue shares of the Company’s common stock, with a par value $0.00125 per share (the “Shares”), pursuant to awards under the Proposed Plan. Shares subject to awards under the plan will be made available from the authorized and unissued Shares of the Company’s common stock. The last sale price of the common stock on September 17, 2004 was $28.37 per share, as reported by The Nasdaq Stock Market, Inc.

The aggregate number of Shares which may be issued pursuant to awards under the plan is: (i) 1,200,000 plus (ii) the number of Shares which, immediately prior to the date of shareholder approval of the Proposed Plan (the “Effective Date”), were authorized for issuance under the Equity Compensation Plan and are not thereafter used for awards under the Equity Compensation Plan. The number of authorized Shares include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Equity Compensation Plan and either were not subject to then outstanding awards or were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason. No more than an aggregate of 600,000 Shares may be issued pursuant to awards of restricted stock, stock units or performance units under the Proposed Plan. If for any reason any Shares awarded or subject to purchase under the Proposed Plan are not delivered or purchased, or are reacquired by the Company, such Shares will again be available for issuance pursuant to an award under the Proposed Plan. The determination of the number of Shares that may again become available for issuance with respect to grants of incentive stock options will be made in accordance with the requirements of applicable regulations under the Code.

The Committee will determine the individuals to whom awards will be granted, the number of Shares subject to an award, and the other terms and conditions of an award. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, (i) the aggregate number of Shares subject to options or SARs granted in any one fiscal year to any one participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to restricted stock or stock unit awards granted in any one fiscal year to any one participant shall not exceed 100,000; and (iii) the aggregate value of performance unit awards (valued as of the grant date) that may be granted in any one fiscal year to any one participant shall not exceed the fair market value of 100,000 Shares.

The Committee will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of the Company’s common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of the Company or another corporation. These events include changes in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend). Under such circumstances, adjustments may be made by the Committee in the number of Shares that may be awarded under the Proposed Plan, the limitations on the aggregate number of Shares that may be awarded to any one participant, the number and class of Shares that may be subject to an award and which have not been issued or transferred under an outstanding award, the exercise price under outstanding options and the number of Shares to be transferred in settlement of outstanding SARs, and the terms, conditions or restrictions of any award and award agreement, including the price payable for the acquisition of Shares.

Amendments. The Committee or the Board may at any time terminate or from time to time amend the Proposed Plan but no such action may adversely affect any rights or obligations with respect to any awards previously granted under the plan unless the affected participants consent in writing. However, neither the Committee nor the Board may, without approval of the shareholders, amend the Proposed Plan to materially (i) increase benefits accruing to participants, (ii) increase the number of Shares which may be issued under the plan or (iii) modify the requirements for participation in the plan. The Company must also obtain the approval of the shareholders before amending the plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

The Committee may amend outstanding awards in a manner not inconsistent with the terms of the plan; provided, however, that: (i) if the amendment is adverse to the participant, as determined by the Committee, the amendment will not be effective unless and until the participant consents, except as otherwise permitted by the plan or the award agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding option or SAR, nor award any option or SAR in replacement of a canceled option or SAR with a higher exercise price, except for adjustments in connection with changes in corporate capitalization and other events as described above, unless such an amendment is approved by the shareholders.

Stock Options. The number of Shares subject to a stock option, the type of stock option (i.e., incentive stock option or non-qualified stock option), the exercise price of the option and the period of exercise will be determined by the Committee and set forth in an award agreement. The exercise price may not be less than the fair market value of a Share on the date of grant. No option granted under the Proposed Plan shall be exercisable after the seventh anniversary of the date of grant.

Options granted under the Proposed Plan shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the award agreement. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full exercise price has been paid. The option price upon exercise shall be payable to the Company either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered Shares must have been held by the participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

SARs. SARs granted under the Proposed Plan would entitle the participant to receive an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a Share on the day the SAR is exercised over the specified purchase price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock and Stock Units. A restricted stock award under the Proposed Plan is an award of Shares issued to a participant with such restrictions as the Committee may impose, including restrictions on the right to retain the Shares, to sell, transfer, pledge or assign the Shares, to vote the Shares and/or to receive any cash dividends with respect to the Shares. A stock unit award under the Proposed Plan is an award, valued by reference to a Share, in which the Company promises to pay the value of the award to the participant by delivery of such property as the Committee shall determine, including cash or Shares or any combination thereof, and that has such restrictions as the Committee may impose, including restrictions on the right to retain the awards, to sell, transfer, pledge or assign the award, and/or to receive any cash dividend equivalents with respect to the award.

The restrictions on restricted stock and stock unit awards may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, subject to certain minimum restriction periods described below. Restricted stock and stock unit awards may be made either alone, in addition to or in tandem with other types of awards permitted under the Proposed Plan and may be current grants of restricted stock or stock units or deferred grants, except that a non-employee director may not be granted restricted stock or stock units in any fiscal year in which the director is granted an option or SAR.

The terms of restricted stock and stock unit awards, including the purchase price, if any, to be paid for the restricted stock or stock unit, any restrictions applicable to the restricted stock or stock unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances will shorten or terminate the restriction period, and rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock, or to receive dividend equivalents in the case of stock units that accrue dividend equivalents, will be determined by the Committee and set forth in the agreement relating to such award. All grants of restricted stock or stock units shall have a restriction period of at least three (3) years, except that: (i) the restriction period for any award may be shortened pursuant to the award agreement in connection with death, disability or retirement of the participant or certain corporate transactions to which the Company is a party (such as a merger in which the successor does not assume or provide replacements for the award); (ii) awards with restrictions based upon achievement of performance goals shall have a restriction period of at least one (1) year; and (iii) awards to non-employee directors shall have a restriction period of at least one (1) year.

Unless otherwise set forth in an agreement relating to a restricted stock award, a participant awarded Shares as restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive dividends, provided however that the Committee may require that any dividends on such Shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company for the account of the participant. A participant to whom stock units are awarded has no rights as a shareholder with respect to the Shares represented by the stock units unless and until Shares are actually delivered to the participant in settlement of the award. However, the Committee may specify in the award agreement that stock units have dividend equivalent rights.

Performance Units. Performance units are awards granted in terms of a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), in which the Company promises to pay the value of the award by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish. Such awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such awards shall be set forth in the award agreement. Except as otherwise provided in the award agreement, a participant shall be entitled to receive any dividends declared with respect to earned grants of performance units that are being settled in Shares and that have not yet been distributed to the participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to stock units under the Proposed Plan). In addition, unless otherwise provided in the award agreement, a participant shall be entitled to exercise full voting rights with respect to such Shares.

Performance Measures. For awards under the Proposed Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure or measures to be used for purposes of such awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

Awards to Outside Directors. A non-employee director may be granted awards (i) in the form of non-qualified stock options, SARs or a combination thereof or (ii) in lieu of any award of non-qualified stock options or SARs in any fiscal year, in the form of restricted stock or stock units or a combination thereof. The aggregate number of Shares subject to non-qualified stock options or SARs granted under the plan in any one fiscal year to any non-employee director shall not exceed 16,000. The aggregate number of Shares subject to restricted stock or stock units granted under the Plan in any one fiscal year to any non-employee director shall not exceed 5,000. The number of Shares subject to such awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such awards shall be recommended from time to time by the Committee and approved by the Board and shall be subject to the terms of the Proposed Plan applicable to awards in general.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of awards made under the Proposed Plan.

Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize income taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value of the Shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Company will be entitled to a corresponding deduction. A participant who is an employee of the Company or a consolidated subsidiary (which are collectively referred to as the “Company” in this section entitled “Federal Income Tax Consequences”) will be subject to income tax withholding on the ordinary income recognized upon exercise of a non-qualified stock option. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within three months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If Shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such Shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such Shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such Shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

SARs. A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any Shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time of grant in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. If such election is not made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions will be deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to Shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

Stock Units. A participant will not recognize taxable income upon the grant of a stock unit and the Company will not be entitled to a tax deduction at that time. When the participant receives Shares pursuant to a stock unit that is settled in Shares, the federal income tax laws applicable to restricted stock awards, described above, will apply if the Shares are restricted at that time. If the shares are unrestricted at that time, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by the participant is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies.

Performance Units. A participant will not recognize taxable income upon the grant of a performance unit and the Company will not be entitled to a tax deduction at that time. Upon the settlement of a performance unit, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the cash paid and the fair market value of the Shares or other property delivered to the participant, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies and except in the case of performance units settled in Shares of restricted stock (in which case the federal income tax laws applicable to restricted stock described above will apply).

Compliance with Section 162(m). Section 162(m) of the Code denies an income tax deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer. Compensation realized with respect to stock options awarded under the Proposed Plan, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to SARs awarded under the Proposed Plan, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the Proposed Plan be approved by the Company’s current shareholders. In addition, other types of awards under the Proposed Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m). To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current shareholders, and approval of the Proposed Plan will also constitute approval of those measures.

Proposed Plan Awards

No awards have been granted yet under the Proposed Plan. The Committee will make future awards at its discretion.

Other Equity Compensation Plans

The following table provides information, as of June 27, 2004, for all of the Company’s compensation plans (including individual compensation arrangements) under which we are authorized to issue equity securities.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	10,522,961	(2)	$22.57	2,368,688	(3)

Equity compensation plans not approved by security holders	2,994,909	(4)	$19.39	—

Total	13,517,870		$21.86	2,368,688

(1)	Refers to shares of the Company’s common stock. All amounts are as of June 27, 2004.

(2)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: Equity Compensation Plan—10,342,961 shares and Stock Option Plan for Non-Employee Directors—180,000 shares.

(3)	Includes shares remaining for future issuance under the following plans in the amounts indicated: Equity Compensation Plan—2,006,773 shares and 1999 Employee Stock Purchase Plan—361,915 shares.

(4)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: 2001 Nonqualified Stock Option Plan—2,622,283 shares; Fiscal 2002 Stock Option Bonus Plan—48,237 shares; Fiscal 2001 Stock Option Bonus Plan—220,075 shares; and Nitres, Inc. 1999 Stock Option/Issuance Plan—104,314 shares. The options outstanding under the Nitres, Inc. 1999 Stock Option/Issuance Plan, which have a weighted average exercise price of $0.005 per share, were assumed by the Company in connection with its acquisition of Nitres, Inc. in May 2000.

Other than the 1999 Employee Stock Purchase Plan, the only compensation plans or arrangements under which the Company is authorized to issue equity securities are the following (collectively, the “Option Plans”): (1) the Equity Compensation Plan; (2) the 2001 Nonqualified Stock Option Plan; (3) the Fiscal 2002 Stock Option Bonus Plan; (4) the Fiscal 2001 Stock Option Bonus Plan; (5) the Stock Option Plan for Non-Employee

Directors; and (6) options assumed under the Nitres, Inc. 1999 Stock Option/Issuance Plan in connection with the Company’s acquisition of Nitres, Inc. in May 2000. The only Option Plan under which the Company remains authorized to make future awards is the Equity Compensation Plan.

The 1999 Employee Stock Purchase Plan and all of the Option Plans, have been previously approved by the shareholders with the exception of the 2001 Nonqualified Stock Option Plan, the two Stock Option Bonus Plans, and the options assumed under the Nitres, Inc. 1999 Stock Option/Issuance Plan. The Equity Compensation Plan was originally adopted by the Board of Directors in 1989 and approved by the shareholders in 1995. As permitted by its terms, the Equity Compensation Plan was amended by the Board of Directors in 1999 and 2000, without a shareholder vote, to authorize an additional 859,800 shares for non-qualified stock option grants to newly hired employees where the grants were deemed essential to induce such individuals to accept employment with the Company. A further amendment of the Equity Compensation Plan, increasing the shares authorized for issuance under the plan since its adoption to a total of 19,819,800 shares (including the 859,800 shares previously authorized by the Board of Directors) was approved by the shareholders in October 2000.

The following description of the Company’s Option Plans is merely a summary of some of their respective terms and provisions, is not intended to be a complete description and is qualified in its entirety by reference to the full text of the applicable plan.

Option Plans—General. The Option Plans are administered under the direction of the Compensation Committee of the Board of Directors, which is comprised entirely of directors not employed by the Company. The Committee has broad discretion to determine the terms and conditions of options granted under the Option Plans and must approve, among other things, recommendations regarding grants and grant guidelines with respect to: (1) the individuals to whom option grants are to be made; (2) the time or times at which options are granted; (3) the number of shares subject to each option; (4) the vesting terms of each option; and (5) the term of each option. The Option Plans prohibit the grant of options with an exercise price less than the fair market value of the Company’s common stock on the date of grant.

Each of the Option Plans provides that the option price, as well as the number of shares subject to options granted or to be granted under the plan, shall be appropriately adjusted in the event of any stock split, stock dividend, recapitalization or other specified events involving a change in the capitalization of the Company. The terms of the Option Plans generally permit the Board of Directors to amend or terminate the plans, provided that no modification or termination may adversely affect prior awards without the participant’s approval and subject, in the case of the Equity Compensation Plan, to obtaining shareholder approval to the extent required for incentive stock option grants under Section 422 of the Internal Revenue Code (the “Code”).

Equity Compensation Plan. The Equity Compensation Plan provides for grants to participants in the form of both incentive stock options and nonqualified stock options. Incentive stock options are awards intended to qualify for certain favorable tax treatment under Section 422 of the Code. To date no incentive stock options have been granted under the plan and none are presently contemplated. The Compensation Committee has the exclusive right to determine those persons eligible to participate in the Equity Compensation Plan. Subject to the foregoing, any of the Company’s employees (including employees of our controlled subsidiaries) or any other person, including directors, may participate in the Equity Compensation Plan if the Committee determines such participation is in the best interest of the Company. As of June 27, 2004, there were outstanding nonqualified stock options to purchase 10,342,961 shares, and 2,006,773 shares remained available for future awards under the plan. During fiscal 2004, options to purchase a total of 2,128,248 shares were granted under the Equity Compensation Plan at an average exercise price of $20.00 per share.

Non-Employee Director Stock Option Plan. The Stock Option Plan for Non-Employee Directors (the “Director Plan”) was adopted by the Board of Directors and approved by the shareholders in 1995. The Director Plan provided for fixed annual grants to the Company’s non-employee directors of nonqualified stock options to purchase shares of the Company’s common stock. The Director Plan was terminated as to future grants in 1997. As of June 27, 2004, there were options to purchase 180,000 shares outstanding under the Director Plan.

2001 Nonqualified Stock Option Plan. The 2001 Nonqualified Stock Plan (the “Nonqualified Plan”) was adopted by the Board of Directors in April 2001. The Nonqualified Plan provided for grants to eligible participants of nonqualified stock options to purchase shares of the Company’s common stock. None of the Company’s directors or officers were eligible to receive awards under the Nonqualified Plan. The Nonqualified Plan terminated as to additional grants in January 2003. As of June 27, 2004, there were options to purchase 2,622,283 shares outstanding under the Nonqualified Plan.

Fiscal 2001 and Fiscal 2002 Stock Option Bonus Plans. The Board of Directors adopted the Fiscal 2001 Stock Option Bonus Plan (“Fiscal 2001 Bonus Plan”) in October 1999 in order to provide for grants of nonqualified stock options to the Company’s eligible employees (including employees of its controlled subsidiaries) for each quarter of fiscal 2001 if the Company achieved pre-established financial targets for the quarter. None of the Company’s directors or officers were eligible to receive awards under the plan, and employees participating in the Company’s cash incentive compensation programs did not participate in the plan. Participants in the Fiscal 2001 Bonus Plan received stock option grants for all four quarters of fiscal 2001 representing rights to purchase a total of 372,400 shares at an average exercise price of $27.85 per share. The Fiscal 2001 Bonus Plan terminated as to additional grants in September 2001. As of June 27, 2004, there were options to purchase 220,075 shares outstanding under the Fiscal 2001 Bonus Plan.

The Fiscal 2002 Stock Option Bonus Plan (“Fiscal 2002 Bonus Plan”) was adopted by the Company’s Board of Directors in July 2001 with substantially the same terms as the Fiscal 2001 Bonus Plan. Under the Fiscal 2002 Bonus Plan, participants received only the first of the four potential option grants for fiscal 2002, with the options awarded representing rights to purchase a total of 84,306 shares at an average exercise price of $18.75 per share. The Fiscal 2002 Bonus Plan terminated as to additional grants in September 2002. As of June 27, 2004, there were options to purchase 48,237 shares outstanding under the Fiscal 2002 Bonus Plan.

Nitres, Inc. 1999 Stock Option/Issuance Plan. In connection with the acquisition of Nitres, Inc. in May 2000, pursuant to which Nitres became a wholly-owned subsidiary of the Company and changed its name to Cree Lighting Company, the Company assumed certain outstanding stock options granted under the Nitres, Inc. 1999 Stock Option/Issuance Plan (the “Nitres Plan”). Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the Nitres Plan. As of June 27, 2004, there were 104,314 nonqualified stock options outstanding under the Nitres Plan.

OWNERSHIP OF SECURITIES

Principal Shareholders and Share Ownership by Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 10, 2004 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each executive officer named in the Summary Compensation Table on page 21, (iii) each person serving as a director or nominated for election as a director, and (iv) all executive officers and directors as a group. Unless otherwise noted, each of the persons listed below is believed to hold sole voting and sole investment power with respect to the shares indicated.

Name and Address (1)	Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	10,987,980	14.9%
Citigroup Inc. (4) 399 Park Avenue New York, New York 10043	6,250,282	8.5%
OppenheimerFunds, Inc. (5) 6803 S. Tucson Way Centennial, CO 80112-3924	3,971,500	5.4%
John W. Palmour, Ph.D.	1,330,665	1.8%
Charles M. Swoboda	1,026,891	1.4%
Dolph W. von Arx	891,626	1.2%
Cynthia B. Merrell	521,775	0.7%
F. Neal Hunter	450,925	0.6%
James E. Dykes	204,000	0.3%
William J. O’Meara	150,000	0.2%
Robert J. Potter, Ph.D.	95,000	0.1%
Harvey A. Wagner	12,000	*
All directors and executive officers as a group (9 persons)	4,682,882	6.3%

*	Less than 0.1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)	Includes the following share amounts with respect to which the named person had the right to acquire beneficial ownership within sixty days after September 10, 2004: Dr. Palmour, 492,000; Mr. Swoboda, 955,000; Mr. von Arx, 172,000; Ms. Merrell, 514,200; Mr. Hunter, 418,000; Mr. Dykes, 124,000; Mr. O’Meara, 100,000; Dr. Potter, 88,000; Mr. Wagner, 12,000; and all directors and executive officers as a group, 2,875,200. The share amount reported for Mr. Swoboda includes 780 shares held in a revocable trust over which Mr. Swoboda has sole investment control. The share amount reported for Dr. Palmour includes 40,000 shares owned by his spouse and with respect to which he may be deemed to possess shared voting and investment power; Dr. Palmour disclaims beneficial ownership of these shares. The share amount reported for Mr. von Arx includes 186,292 shares held in a revocable living trust, 474,834 shares held in a grantor retained annuity trust and 58,500 shares held in a individual retirement account over which Mr. von Arx has sole investment control. The share amount reported for Mr. von Arx also includes 10,000 shares owned by a charitable foundation of which he is a director and with respect to which he may be deemed to possess shared voting and investment power and 10,000 shares owned by a charitable remainder unitrust of which Mr. von Arx has no investment control. Mr. von Arx disclaims beneficial ownership of the 10,000 shares held by the charitable foundation and the 10,000 shares held by the charitable remainder unitrust.

(3)	As reported by FMR Corp. in its report on Schedule 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2004, which states that FMR Corp. has defined investment discretion with respect to all of such shares, sole voting authority with respect to 450,500 shares and no voting authority with respect to 10,537,480 shares.

(4)	As reported by Citigroup Inc. in its report on Schedule 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2004, which states that Citigroup Inc. has defined investment discretion with respect to all of such shares, sole voting authority with respect to 2,005,425 shares and no voting authority with respect to 4,244,857 shares. The report also disclosed a call option held by Citigroup Inc. with respect to 14,200 shares, with defined investment discretion with respect to the call option, the terms of which were not disclosed.

(5)	As reported by OppenheimerFunds, Inc. in its report on Schedule 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2004, which reflects that OppenheimerFunds, Inc. has sole investment discretion and voting authority with respect to all of such shares.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table summarizes the cash compensation, for the fiscal years indicated, of the Company’s chief executive officer and all other persons who served as executive officers at the end of fiscal 2004.

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Securities Underlying Options (#)		All Other Compensation ($) (1)
F. Neal Hunter Chairman	2004 2003 2002	$249,999 229,997 120,000	$0 0 0	24,000 24,000 100,000	(2)	$304 318 230
Charles M. Swoboda Chief Executive Officer and President	2004 2003 2002	$440,391 384,618 300,000	$225,000 200,000 0	50,000 50,000 320,000	(2)	$336 336 336
John W. Palmour, Ph.D. Executive Vice President, Advanced Devices (3)	2004 2003 2002	$182,112 169,230 161,596	$50,100 45,350 12,200	35,000 35,000 0		$333 325 307
Cynthia B. Merrell Chief Financial Officer and Treasurer	2004 2003 2002	$266,156 236,921 165,000	$91,300 87,000 15,347	35,000 35,000 75,000		$336 333 317

(1)	Represents group term life insurance premiums paid by the Company.

(2)	In April 2002, Mr. Hunter and Mr. Swoboda each released and consented to cancellation of certain options to purchase shares of the Company’s common stock. The option rights Mr. Hunter released were rights to purchase 120,000 shares at $41.97 per share and 120,000 shares at $73.53 per share under option awards made in January 2000 and July 2000, respectively. The option rights Mr. Swoboda released were rights to purchase 100,000 shares at $41.97 per share and 120,000 shares at $73.53 per share, also under option awards made in January 2000 and July 2000, respectively. Mr. Hunter and Mr. Swoboda each voluntarily released the option rights, without any payment or commitment from the Company to award them replacement grants or other compensation, in order to make the shares previously reserved for the cancelled options available to the Company for grants to other key employees.

(3) Dr. Palmour was appointed to the position of Executive Vice President effective August 5, 2002.

Stock Option Grants

The following table provides information about stock options granted to the named executive officers during fiscal 2004.

Option Grants in Last Fiscal Year

Name	No. of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

F. Neal Hunter (2)	24,000	1.2%	$19.88	10/13/10	$194,236	$452,652
Charles M. Swoboda (3)	50,000	2.4%	19.88	10/13/10	404,658	943,025
John W. Palmour (4)	35,000	1.7%	19.88	10/13/10	283,260	660,117
Cynthia B. Merrell (4)	35,000	1.7%	19.88	10/13/10	283,260	660,117

(1)	The options listed were granted under the Company’s Equity Compensation Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or disability. The option may be exercised to purchase vested shares only. Upon termination of employment the option is forfeited with respect to any shares not then vested, except in cases of death or disability. In the event of a change in control, as defined in the Plan, the option becomes fully vested and exercisable unless it is assumed by the surviving entity.

(2)	The option vests in its entirety in October 2004.

(3)	The option vests in two installments, with 25,000 shares vesting in October 2004 and 25,000 additional shares vesting in October 2005, provided Mr. Swoboda remains an employee of the Company.

(4)	The option vests in three annual installments, with 15,000 shares vesting in October 2004, 10,000 additional shares vesting in October 2005 and 10,000 additional shares vesting in October 2006, provided the optionee remains an employee of the Company.

Stock Option Exercises

The following table provides information about stock options exercised by the named executive officers during fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at FY-End ($) Exercisable/Unexercisable (2)
F. Neal Hunter	0	0	394,000 / 24,000	$ 213,840 / $ 51,360
Charles M. Swoboda	10,000	$80,275	705,000 / 275,000	$3,023,400 / $329,750
John W. Palmour	0	0	517,000 / 55,000	$3,484,735 / $265,100
Cynthia B. Merrell	0	0	454,200 / 90,000	$4,406,301 / $265,100

(1)	Represents the market value of shares acquired at the date of exercise less the exercise price paid to the Company, without adjustment for income and other taxes payable upon exercise.

(2)	Represents the value of the shares issuable upon exercise, calculated using the value at the fiscal year end, less the exercise price. The fiscal year end value was $22.02 per share based on the last sale price on June 25, 2004 as reported by The Nasdaq Stock Market.

Report of the Compensation Committee

The Compensation Committee determines the compensation of the Company’s chief executive officer. It also reviews and approves compensation recommendations submitted by the chief executive officer for all other executive and non-executive officers. In addition, the Committee administers the Company’s equity compensation plans and, in that capacity, is responsible for reviewing and approving stock options awarded under the plans. This report describes the policies followed by the Committee with respect to compensation of executive officers during fiscal 2004, and the bases for the compensation of Mr. Swoboda, who served as the chief executive officer during the year.

Executive Compensation Policies. The Committee believes the Company’s overall compensation program should relate to creating shareholder value. Accordingly, the Committee seeks to adhere to executive compensation practices that will enable the Company to attract and retain talented executives, align the interests of executives with shareholder interests through equity-based plans and motivate executives to achieve targeted Company objectives. In furtherance of these goals, cash compensation is generally set annually at levels which take into account both competitive and performance factors. The Company also relies to a substantial degree on stock options to attract and motivate its executives.

For fiscal 2004 executive officer compensation consisted of base salary, participation in an annual management incentive compensation program and stock option grants, in addition to other benefits available to Company employees generally. The Committee sought to establish each overall package at competitive market levels based on executive compensation surveys and other relevant information.

Cash Compensation. The Committee examined both qualitative and quantitative factors relating to corporate and individual performance in approving salary adjustments. The qualitative factors in many instances necessarily involved a subjective assessment by the Committee. The Committee did not base its considerations on any single factor nor specifically assign relative weights to factors. It instead considered a variety of factors and evaluated individual performance against those factors both in absolute terms and in relation to the executive’s peers at similar companies. With respect to executive officers other than Mr. Swoboda and Mr. Hunter, who served as Chairman during the year, the Committee also relied substantially on Mr. Swoboda’s evaluations and recommendations. Based on its review, the Committee authorized that the base salaries of Mr. Swoboda and the other named executive officers for fiscal 2004 be increased. The Committee also approved a management incentive compensation program for fiscal 2004 with substantially the same terms as the management incentive compensation program adopted for fiscal 2003. Under the fiscal 2004 program, each participant was assigned a target award for the fiscal year, expressed as a percentage of base salary, to be paid if certain pre-established goals were achieved. Mr. Hunter did not participate in the management incentive compensation program during fiscal 2004. For Mr. Swoboda, all of the target incentive payment was conditioned upon achieving, as a corporate goal, specified revenue and net income targets for fiscal year 2004. For other executive officers, 60% of the target incentive payment was conditioned upon achieving the same corporate goals for the year, and the remaining 40% of the target was payable quarterly if individual quarterly goals established by Mr. Swoboda were met. For fiscal 2004 the corporate revenue and net income targets were achieved and the corresponding incentive payments were paid under the plan.

Equity Compensation. The Company utilizes stock options granted under the Company’s Equity Compensation Plan to executive officers, as well as other regular full-time employees, to align shareholder and management interests by giving executive officers a substantial economic stake in long-term appreciation of the Company’s stock. Only non-qualified stock options have been awarded under this Plan, and all awards have been made at exercise prices not less than the market value of the underlying stock at the time of the grant.

In reviewing proposed grants to executive officers, the Compensation Committee takes into account all factors it deems appropriate, including the officer’s position and level of responsibility, the officer’s existing unvested option holdings, the potential reward to the officer if the stock price appreciates and the competitiveness of the officer’s overall compensation arrangements. Outstanding performance by an individual may also be taken into consideration. Option grants are often made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Committee also relies on the chief executive officer’s recommendations in approving option grants to other executive officers. The Committee approved stock option grants to executive officers during fiscal 2004 based on the policies described above and Mr. Swoboda’s recommendations.

Bases for Chief Executive Officer Compensation. The Compensation Committee followed the general policies described above in approving Mr. Swoboda’s cash compensation for fiscal 2004 and the stock options awarded him during the year, taking into consideration a number of factors relating to corporate and individual performance.

Based on these factors the Committee approved an annual salary of $450,000 for Mr. Swoboda, effective as of September 2003, with a target incentive award equal to 50% of his base salary, which was paid based upon achievement of the targets established at the beginning of the fiscal year. Mr. Swoboda also received one option grant during the fiscal year, representing the right to purchase 50,000 shares of common stock at $19.88 per share, with the exercise price equal to the closing market price on the grant date. This option vests as to 25,000 shares in October 2004 and 25,000 shares in October 2005, subject to continued employment at the applicable vesting date.

Submitted August 19, 2004.

THE COMPENSATION COMMITTEE

James E. Dykes, Chairman

Dolph W. von Arx

William J. O’Meara

Robert J. Potter, Ph.D.

Harvey A. Wagner

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee or the members who served during fiscal 2004 has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2005. Ernst & Young was first engaged as the Company’s independent auditors for fiscal 1999 and has served as the Company’s independent auditors for each subsequent fiscal year. A representative from Ernst & Young is expected to be present at the 2004 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for approval. If the appointment of Ernst & Young is not ratified by a majority of the shares cast at the 2004 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years.

The Board of Directors recommends

shareholders vote FOR Proposal No. 3

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter (a copy of which is included as an appendix to this proxy statement), the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 27, 2004 filed with the Securities and Exchange Commission.

Submitted August 19, 2004.

THE AUDIT COMMITTEE

Dolph W. von Arx, Chairman

James E. Dykes

William J. O’Meara

Robert J. Potter, Ph.D.

Harvey A. Wagner

Independent Auditor Fee Information

The fees of Ernst & Young LLP for the fiscal years shown were as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees	$290,626	$270,980
Audit-Related Fees	225,462	291,695
Tax Fees	113,323	119,555
All Other Fees	1,605	1,500

Total	$631,016	$683,730

Audit Fees. This category includes fees billed for the fiscal years shown for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.” The services comprising the fees disclosed under this category for fiscal 2004 were for employee benefit plan audits, various accounting consultations and assistance in responding to Commission requests, and for fiscal 2003 were for various accounting consultations, assistance in responding to Commission requests, assistance with accounting policy documentation and compliance advisory services relating to government cost accounting standards.

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax planning and tax advice. The services comprising the fees disclosed under this category for both fiscal years include tax return preparation, tax provision assistance, various tax consultations, research and technical tax advice.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by Ernst & Young LLP that are not reported in any other category. The charges disclosed under this category for both fiscal years were for an online research tool.

All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. Pre-approval of non-audit services is not required if: (i) the aggregate amount of all non-audit services is less than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such services are provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit; and (iv) the ratification of any non-audit services in this manner is disclosed in the Company’s periodic reports. All audit and non-audit services provided by the Company’s independent auditors during fiscal 2004 and fiscal 2003 were pre-approved by or on behalf of the Company’s Audit Committee.

OTHER MATTERS

Other Business

Other than the election of directors, approval of the 2004 Long-Term Incentive Compensation Plan and ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 26, 2005, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2004 Annual Meeting. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal by a certain date. No timely proposals have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than seven nominees.

2005 Annual Meeting of Shareholders

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2005 must be received by the Company not later than May 26, 2005, and must comply with the Commission’s rules in other respects.

Other shareholder proposals to be presented at the annual meeting in 2005, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than September 5, 2005, nor earlier than August 6, 2005. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Procedures for Director Nominations

Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying and selecting, or recommending that the Board select, qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include: (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (c) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; and (d) the extent to which the candidate would fill a present need on the Board. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification.

The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members (including self-nominations), shareholders and third parties. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.

No candidates for director nominations were submitted to the Board of Directors or the Governance and Nominations Committee by any shareholder in connection with the 2004 Annual Meeting. All candidates were recommended by non-management directors. Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2005 annual meeting must do so in accordance with the Company’s Bylaws. See “2005 Annual Meeting of Shareholders,” above.

Shareholder Communications with Directors

The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board in fulfilling its responsibilities to all shareholders. To that end the Board has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board periodically, generally in advance of each regularly scheduled Board meeting. The Board has directed that the Secretary not forward communications which (a) are not reasonably related to the business of the Company; (b) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally; or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses. In addition, the Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

A copy of the Company’s report on Form 10-K for the fiscal year ended June 27, 2004 will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Investor Relations Manager, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703-8475 (telephone 919-313-5300).

Principal Executive Offices

The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703-8475, and the main telephone number at that location is (919) 313-5300.

Dated: September 17, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

As Revised August 19, 2004

Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors appointed:

•	for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

•	to act on behalf of the Board of Directors in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls (collectively, “audit services”), including the appointment, compensation, retention and oversight of the work of the auditors engaged to provide audit services to the Company; and (iii) the Company’s compliance with legal and regulatory requirements;

•	to report to the Board of Directors on such matters as the Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Committee’s responsibilities that merit the attention of the Board;

•	to provide the report required of the Committee by the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; and

•	to fulfill such other responsibilities as may be required of the Committees under applicable law.

Composition

Number and Appointment

The Committee shall be comprised of at least three members, all of whom shall be appointed by the Board of Directors.

Qualifications

All members of the Committee must be members of the Board and meet the independence, financial literacy and other applicable requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”). At least one member of the Committee must meet the financial sophistication requirements of the NASD Marketplace Rules.

In appointing members to the Committee, the Board of Directors shall seek to ensure that at least one Committee member qualifies as an audit committee financial expert within the meaning of SEC Regulation S-K, Item 401(h), and that the composition of the Committee complies with any other listing standards and legal requirements applicable to the Company.

The Board of Directors (or such other committee of the Board as the Board may authorize) shall have sole authority and responsibility for determining whether a member or proposed member of the Committee is qualified for Committee membership, and which Committee member or members (if any) will be designated as an audit committee financial expert, based upon appropriate representations of the individual and such other inquiries as the circumstances may warrant.

Chairman

The Board shall designate one member of the Committee as Chairman. The Chairman need not be an audit committee financial expert.

Meetings and Procedural Matters

Meetings

The Committee shall hold regular meetings at least quarterly may hold regular or special meetings more frequently as the Committee determines necessary or appropriate. Attendance of non-members shall be at the invitation of the Chairman or of two or more members of the Committee. The provisions of Article V of the Bylaws of the Company, which govern meetings of the Board of Directors, shall likewise apply to meetings of the Committee.

Minutes

The Committee shall cause to be prepared minutes of each meeting of the Committee that reflect the date of the meeting, the members in attendance and all actions taken by the Committee at the meeting. Such minutes, together with any actions taken by unanimous written consent, shall be submitted to and maintained by the Secretary as part of the Company’s permanent records and shall be disseminated to the Board of Directors.

Procedural Rules

The Committee may establish rules of procedure not inconsistent with this Charter, the Bylaws of the Company or applicable law.

Responsibilities and Authority

Generally

The Committee shall have such responsibilities and authority as are expressly set forth in this Charter or are necessary or incidental to carrying out the purpose of the Committee as stated above, together with such other responsibilities and authority as may be prescribed from time to time by the Board of Directors, by rules of the NASD or other listing standards applicable to the Company, or by rules or regulations of the SEC or the Public Company Accounting Oversight Board or other law.

Engagement of Independent Auditors

The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) and any other registered public accounting firm engaged to perform audit services for the Company. The independent auditors and any other such registered public accounting firm providing audit services shall report directly to the Committee. The independent auditors shall be ultimately accountable to the Committee and to the Board of Directors, as representatives of shareholders, and in acting on behalf of the Board the Committee shall have ultimate authority and responsibility to select, evaluate and, where appropriate, to replace the independent auditors.

The Committee shall pre-approve all audit and any permissible non-audit services provided to the Company by the independent auditors (including the fees for such services) prior to performance of the services, except that pre-approval is not required for non-audit services if (i) the aggregate amount of all such non-audit services is less than five percent (5%) of the total amount of revenues paid by the Company to the independent auditors during the fiscal year in which such services are provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit; and (iv) the ratification of any non-audit services in this manner is disclosed in the Company’s periodic reports.

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services. The decisions of such members to pre-approve audit or non-audit services shall be reported to the Committee at its next scheduled meeting.

The Committee shall not approve any non-audit services by the independent auditors that include (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; or (ix) any other service that the Public Company Accounting Oversight Board determines by regulation is impermissible.

Related Party Transactions

The Company shall not be authorized to engage in any related party transaction unless the Committee approves the transaction. For purposes of this paragraph the term “related party transaction” refers to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and to any other transaction for which Committee approval is required pursuant to applicable law or listing standards applicable to the Company.

Complaints Relating to Accounting Matters

The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Authority to Engage Advisers

The Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Funding

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditors or any other registered public accounting firm engaged to perform audit services for the Company; (ii) compensation to any advisers employed by the Committee under its authority to engage independent counsel and other advisers as it determines necessary to carry out its duties; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Code of Ethics

The Committee shall have oversight responsibility with respect to the Company’s Code of Conduct and for assuring that the Company has adopted a code of ethics (either as part of the Code of Conduct or as a separate code) for its chief executive officer and senior financial officers that satisfies the requirements of Section 406 of the Sarbanes-Oxley Act of 2002, SEC Regulation S-K, Item 406 promulgated thereunder, and any other SEC regulations, NASD rules or other listing standards applicable to the Company regarding codes of conduct. The Committee shall periodically review with management the scope and administration of the Company’s Code of Conduct to assure that it is kept updated and is appropriate for the Company’s business and activities; that it applies to all Company directors, officers and employees; that it is made publicly available in accordance with applicable SEC and NASD rules and regulations; and that it provides for an enforcement mechanism.

Any amendments or waivers of the Code of Conduct (including the code of ethics for the chief executive officer and senior financial officers noted above) effected for or granted to any director or executive officer must be approved by the Board of Directors, or by the Committee acting on behalf of the Board, and shall be promptly reported publicly in accordance with applicable SEC regulations.

The Committee’s oversight responsibility for the Code of Conduct shall include oversight of the administration of the Company’s securities trading policy. The Committee shall periodically review the securities trading policy and recommend any proposed changes to the Board for approval.

Other Responsibilities and Authority

In carrying out its duties the Committee shall also:

•	Review and reassess the adequacy of this Charter as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

•	On quarterly basis, discuss with management the Company’s earnings release and revenue and earnings guidance prior to the public dissemination of such releases and guidance.

•	Following the conclusion of each audit and quarterly review of the financial statements, meet with the independent auditors and financial management of the Company to discuss the results of the audit or review, including any comments or recommendations by the independent auditors.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board, the Committee shall invite representatives of the independent auditors to meet with the Board to assist in reporting the results of the audit and to answer directors’ questions regarding the audit.

•	Prior to the filing of the Company’s annual report on Form 10-K, review the financial statements contained in the Form 10-K, and the corresponding disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosures and content of the financial statements. Review with financial management and the independent auditors the results of their analysis of any significant financial reporting matters and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters communicated to the Committee by the independent auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of the Company’s accounting principles and the clarity of the financial disclosure practices used. Also assess the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements. The reviews contemplated by this paragraph should include open and frank discussions.

•	Recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K and provide an audit committee report to be included in the Company’s proxy statement as required by SEC rules.

•	Review the Company’s quarterly financial statements and corresponding disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q with financial management and the independent auditors, including the results of the auditors’ review of the quarterly financial statements, prior to the filing of the Form 10-Q report and prior to the release of results, if practicable. On a quarterly basis, review with management the Company’s accounting for investments.

•

Review and provide guidance with respect to each audit and the Company’s relationship with its independent auditors by (i) reviewing the scope and approach of the proposed audit; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant judgments and accounting estimates, significant new accounting policies and disagreements with management and any other relevant matters; (iii) reviewing with the independent auditors the Company’s critical accounting policies and practices, the effect of alternative generally accepted accounting principles methods on the Company’s financial statements, including without limitation the ramifications of such alternatives and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management as described in Statement of Auditing Standards No. 61, as modified or supplemented from time to time; (iv) reviewing reports submitted to the Committee by the independent auditors in accordance with applicable SEC requirements; and (v) providing a description of any transaction as to which management obtained letters under Statement on Auditing Standards No. 50.

•	On an annual basis, obtain from the independent auditors a written communication delineating all relationships between the auditor and the Company as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified and supplemented from time to time. In addition, actively discuss with the independent auditors any disclosed relationships or professional services that impact the objectivity or independence of the auditor, or recommend that the Board of Directors take appropriate action to ensure the continuing independence of the auditors.

•	Periodically review with the independent auditors and with the Company’s financial and accounting personnel the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, including any significant deficiencies or material weaknesses in the design or operation of the internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls. Also review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and any attestations or reports of the independent auditors related to such disclosure. Also elicit any recommendations for the improvement of such internal controls or for particular areas where new or more detailed controls or procedures are desirable. Emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or improper.

•	Review activities, organizational structure, scope and qualifications of the internal audit function, including the appointment and replacement of the senior member of the internal auditing staff, if any, or the appointment and replacement of the firm or firms engaged to perform the internal audit function. Discuss with the independent auditors and management the internal audit function responsibilities, budget and staffing.

•	Periodically review with management and the independent auditors the Company’s significant financial risk exposures, including, without limitation, the Company’s policies with respect to risk assessment and risk management, and assess the steps management has taken to monitor and control such exposures.

•	Provide opportunities at least quarterly for the independent auditors to meet with the Committee without members of management or others present. Among the items to be discussed in these meetings are (i) the independent auditor’s evaluation of the Company’s financial and accounting personnel; (ii) the adequacy of cooperation of the Company’s personnel with the independent auditors during the course of performing audit services; (iii) the selection or application of accounting principles and significant judgments made that affect the financial statements; and (iv) the preparation of the Company’s financial statements in accordance with generally accepted accounting principles in all material respects.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, in connection with their certifications relating to the Company’s periodic reports, about any significant deficiencies in the design or operation of internal controls or material weaknesses and any reported fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review at least annually with the Chief Financial Officer accounting and financial personnel and succession planning.

•	Evaluate and report to the Board, at least annually, on the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating the independent auditor on a regular basis. If determined necessary or appropriate by the Committee, replace the independent auditors.

•	Set policies relating to the hiring by the Company of any partner or employee of the Company’s independent auditor or any former partner or employee who participated in any capacity in providing audit services to the Company.

•	Obtain from the independent auditors assurances that the auditors have adequately informed management and the Committee, as required by Section 10A of the Securities Exchange Act of 1934, as amended, of any illegal acts that have been detected or have otherwise come to the attention of the auditors in the course of the audit.

•	Investigate any matter brought to the Committee’s attention within the scope of its duties if the Committee determines that an investigation is necessary or appropriate, and the Committee shall be authorized in that respect to require directors, officers, employees, attorneys, accountants and other advisers to the Company to provide such information and records relating to the subject of the investigation as the Committee may request.

•	Review with management and the independent auditors any correspondence with regulators or governmental agencies, any complaints received by the Company or the Audit Committee and any employee submissions or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements.

Compensation

Members of the Committee shall receive such compensation for service on the Committee as may be determined from time to time by the Board of Directors. Members may not receive other compensation from the Company of any kind except compensation for service as a member of the Board of Directors or on service on a Board committee.

APPENDIX B

GOVERNANCE AND NOMINATIONS COMMITTEE

CHARTER

As Adopted May 4, 2004

Purpose

The Governance and Nominations Committee (the “Committee”) is a standing committee of the Board of Directors appointed to assist the Board in fulfilling its responsibilities to shareholders by:

•	identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and

•	otherwise taking a leadership role in shaping the corporate governance of the Company.

Composition

Number and Appointment

The Committee shall be comprised of at least three members, all of whom shall be appointed by the Board of Directors and may be removed by the Board in its discretion.

Qualifications

All members of the Committee must be independent directors and meet the independence requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”) and any other requirements under listing standards or laws applicable to the Company.

The Board of Directors shall have sole authority and responsibility for determining whether a member or proposed member of the Committee is qualified for Committee membership, based upon appropriate representations of the individual and such other inquiries as the circumstances may warrant.

Committee Chair

The Board shall designate one member of the Committee to chair the Committee.

Meetings and Procedural Matters

Meetings

The Committee shall hold regular or special meetings as the Committee determines necessary or appropriate. Attendance of non-members shall be at the invitation of the Chairman or of two or more members of the Committee. The provisions of Article V of the Bylaws of the Company, which govern meetings of the Board of Directors, shall likewise apply to meetings of the Committee.

Minutes

The Committee shall cause to be prepared minutes of each meeting of the Committee that reflect the date of the meeting, the members in attendance and all actions taken by the Committee at the meeting. Such minutes, together with any actions taken by unanimous written consent, shall be submitted to and maintained by the Secretary as part of the Company’s permanent records and shall be disseminated to the Board of Directors.

Procedural Rules

The Committee may establish rules of procedure not inconsistent with this Charter, the Bylaws of the Company or applicable law.

Responsibilities and Authority

The Committee shall have such responsibilities and authority as are expressly set forth in this Charter or are necessary or incidental to carrying out the purpose of the Committee as stated above, together with such other responsibilities and authority as may be prescribed from time to time by the Board of Directors, by rules of the NASD or other listing standards applicable to the Company, or by rules or regulations of the SEC or other law.

The Committee shall have authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, and any outside counsel or other advisers to be used to assist it in other matters within the responsibility of the Committee, including authority to approve the fees payable to such advisers and any other terms of retention.

The responsibilities and authority of the Committee shall also include the following:

Board Selection, Composition and Evaluation

•	Establish criteria for the selection of nominees for directors and the processes for identifying and evaluating nominees for directors to serve on the Board of Directors. Except as the Committee may determine otherwise, such criteria and processes shall be as follows:

•	Identify individuals believed to be qualified as candidates to serve on the Board of Directors.

•	Select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting.

•	In identifying and selecting (or recommending that the Board select) candidates for membership on the Board of Directors, the Committee shall take into account such factors as it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties; (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (c) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; and (d) the extent to which the candidate would fill a present need on the Board of Directors.

•	Review and make recommendations to the full Board of Directors whether members of the Board of Directors should stand for re-election, and consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

•	Oversee the process for submission of director nominations recommended by shareholders according to the procedures therefor set forth in the Company’s Bylaws.

•	Evaluate candidates for nomination to the Board of Directors, including those recommended by shareholders, who shall be evaluated in the same manner and based on the same criteria as the Committee’s own candidates.

•	Conduct such inquiries into the backgrounds and qualifications of possible candidates which the Committee deems appropriate.

•	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

•	Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection, Composition and Evaluation

•	Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

•	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

•	Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

•	Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of committees of the Board of Directors.

Corporate Governance

•	Periodically review the adequacy of the Articles of Incorporation and Bylaws of the Company and recommend to the Board of Directors, as conditions dictate, that it adopt or propose for consideration by the shareholders as appropriate amendments to the Articles of Incorporation and Bylaws.

•	Periodically review developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

•	Report to the Board of Directors concerning the Committee’s activities (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

•	Review and reassess the adequacy of this Charter as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

Compensation

Members of the Committee shall receive such compensation for service on the Committee as may be determined from time to time by the Board of Directors. Members may not receive other compensation from the Company of any kind except compensation for service as a member of the Board of Directors or for service on a Board committee.

APPENDIX C

COMPENSATION COMMITTEE CHARTER

As Adopted May 4, 2004

Purpose

The Compensation Committee (the “Committee”) is a standing committee of the Board of Directors appointed to assist the Board in discharging its overall responsibility relating to executive compensation and compensation of directors and to oversee and report to the Board of Directors as appropriate on the Company’s compensation policies, programs and plans, including its stock-based compensation programs.

Composition

Number and Appointment

The Committee shall be comprised of at least three members, all of whom shall be appointed by the Board of Directors and may be removed by the Board in its discretion.

Qualifications

All members of the Committee must be independent directors and meet the independence requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”). All members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code and meet any other requirements under listing standards or laws applicable to the Company.

The Board of Directors (or such other committee of the Board as the Board may authorize) shall have sole authority and responsibility for determining whether a member or proposed member of the Committee is qualified for Committee membership, based upon appropriate representations of the individual and such other inquiries as the circumstances may warrant.

Chairman

The Board shall designate one member of the Committee to chair the Committee.

Meetings and Procedural Matters

Meetings

The Committee shall hold regular or special meetings as the Committee determines necessary or appropriate. At least twice a year the Committee will hold regularly scheduled meetings in executive session at which only Committee members are present. Attendance of non-members shall be at the invitation of the Chairman or of two or more members of the Committee. The chief executive officer may not be present at voting or deliberations on his or her compensation. The provisions of Article V of the Bylaws of the Company, which govern meetings of the Board of Directors, shall likewise apply to meetings of the Committee.

Minutes

The Committee shall cause to be prepared minutes of each meeting of the Committee that reflect the date of the meeting, the members in attendance and all actions taken by the Committee at the meeting. Such minutes, together with any actions taken by unanimous written consent, shall be submitted to and maintained by the Secretary as part of the Company’s permanent records and shall be disseminated to the Board of Directors.

Procedural Rules

The Committee may establish rules of procedure not inconsistent with this Charter, the Bylaws of the Company or applicable law.

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Responsibilities and Authority

Generally

The Committee shall have such responsibilities and authority as are expressly set forth in this Charter or are necessary or incidental to carrying out the purpose of the Committee as stated above, together with such other responsibilities and authority as may be prescribed from time to time by the Board of Directors, by rules of the NASD or other listing standards applicable to the Company, or by rules or regulations of the SEC or other law.

The Committee shall have authority to retain and to terminate any compensation consultants, outside counsel or other advisers to be used to assist it in the evaluation of director or executive compensation, the review and development of equity compensation plans or other matters within the responsibility of the Committee, including authority to approve the fees payable to such advisers and any other terms of retention.

The responsibilities and authority of the Committee shall also include the following:

•	Assist the Board in developing and evaluating potential candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans.

•	Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer. The Committee shall evaluate at least once a year the chief executive officer’s performance in light of these established goals and objectives and based upon these evaluations shall set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation.

•	Review and approve on an annual basis the evaluation process and compensation structure for the Company’s executive officers and shall solicit the recommendations of the chief executive officer in that regard. Taking such recommendations into account, the Committee shall evaluate the performance of the Company’s executive officers and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other officers of the Company and its subsidiaries.

•	Review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	Prepare and publish an annual executive compensation report in the Company’s proxy statement.

•	Evaluate director compensation and recommend to the Board compensation arrangements for directors serving on the Board and on committees of the Board.

•	Report to the Board of Directors concerning the Committee’s activities (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

•	Review and reassess the adequacy of this Charter as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

Compensation

Members of the Committee shall receive such compensation for service on the Committee as may be determined from time to time by the Board of Directors. Members may not receive other compensation from the Company of any kind except compensation for service as a member of the Board of Directors or for service on a Board committee.

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APPENDIX D

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE 1—GENERAL PROVISIONS

1.1 Establishment of Plan. Cree, Inc., a North Carolina corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Cree, Inc. 2004 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Stock Units, (vi) Performance Units, or any combination of these. Awards under the Plan may be made to Eligible Participants who are Outside Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Units, or any combination of these, subject to and in accordance with Section 4.2 and Article 10.

1.4 Effective Date. The Plan shall be effective upon approval of the Plan by the Company’s shareholders, and the date of such approval is referred to herein as the “Effective Date.”

1.5 Predecessor Plan. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Cree, Inc. Amended and Restated Equity Compensation Plan (the “Predecessor Plan”).

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1. “Award Agreement” means the written agreement, whether in printed or electronic form, between the Company and a Participant, evidencing an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement between an Eligible Participant and the Company with respect to all or any types of Awards supplemented, with respect to a particular Award, by a notice of award issued by the Company.

2.2. “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Unit or combination of these.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Cause” means, unless provided otherwise in the Award Agreement: any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (i) Participant’s breach of any agreement between Participant and an Employer, (ii) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (iii) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property.

2.5. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.6. “Committee” means the committee appointed by the Board to administer this Plan pursuant to Article 3.

2.7. “Company” means Cree, Inc., a North Carolina corporation, and its successors and assigns.

2.8. “Disability” means, with respect to any Incentive Stock Option, disability as determined under Section 22(e)(3) of the Code, and with respect to any other Award, unless provided otherwise in the Award Agreement, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Employment of the Participant, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.9. “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.10. “Eligible Participant” means any employee of the Employer and any Outside Director, subject to such limitations as may be provided by the Code, the Exchange Act or the Committee, as shall be determined by the Committee.

2.11. “Employer” means the Company and any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.13. “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:

(a) if the Shares are listed for trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

(b) if the Shares are listed for trading on The Nasdaq Stock Market and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or on the last day preceding such date on which a sale was reported during the regular trading session;

(c) If the Shares are listed for trading on The Nasdaq Stock Market and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system during the regular trading session on such date or on the last day preceding such date on which a sale was reported during the regular trading session; or

(d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.

2.14. “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which meets the requirements of Section 422 of the Code.

2.15. “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.16. “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan that does not meet the requirements of Section 422 of the Code.

2.17. “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.18. “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.19. “Outside Director” means a member of the Board who is not an employee of the Company or any other Employer.

2.20. “Participant” means an Eligible Participant to whom an Award has been granted.

2.21. “Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

2.22. “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of Awards intended to comply with Section 162(m) of the Code.

2.23. “Plan” means the Cree, Inc. 2004 Long-Term Incentive Compensation Plan, as amended from time to time.

2.24. “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Stock Units is granted and ending on such date as the Committee shall determine.

2.26. “Retirement” means, unless provided otherwise in the Award Agreement, termination of employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent).

2.27. “Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.28. “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.29. “Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30. “Termination of Employment” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary. The determination of whether a Participant has discontinued employment shall be made by the Committee in its sole discretion.

ARTICLE 3—ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors. Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan, except that Awards to Outside Directors must also be approved by the Board. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(b) The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence approved by the Employer, (iii) any transfer between locations of employment with the Employer or between Employers, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.

(c) All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for each Employer of a Participant located in such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, at any time and from time to time, to the extent permitted by law and the Company’s Bylaws and subject to the applicable rules of any securities exchange or quotation or trading system on which Shares are traded, delegate to one or more members of the Committee or executive officers of the Company any or all of its authority under Section 3.2 and 3.3, except that the Committee may not delegate such authority with respect to Awards to members of the Board or to executive officers of the Company. The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and any persons acting on its behalf pursuant to authority delegated by the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the person seeking indemnification has been negligent or engaged in misconduct in the performance of his or her duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 1,200,000 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

(b) Subject to adjustment as provided in Section 4.3, no more than an aggregate of 600,000 Shares authorized by subsection (a) may be issued pursuant to Awards of Restricted Stock, Stock Units or Performance Units.

(c) If for any reason any Shares awarded or subject to purchase under this Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right or Performance Unit, such Shares (“Returned Shares”) shall again be available for issuance pursuant to an Award under the Plan. The determination of the number of issued Shares that again become available for issuance with respect to grants of Incentive Stock Options pursuant to this Section 4.1 shall be made in accordance with the requirements of Treas. Reg. section 1.422-2(b)(3).

4.2 Individual Limits.

(a) Tax Code Limits. Except to the extent the Committee determines that an Award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code: (i) the aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any one Participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan in any one fiscal year to any one Participant shall not exceed 100,000; and (iii) the aggregate value of Performance Unit Awards (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall not exceed the Fair Market Value of 100,000 Shares.

(b) Awards to Outside Directors. Awards to an Outside Director during any fiscal year may be (i) in the form of Nonqualified Stock Options, Stock Appreciation Rights or a combination thereof or (ii) in lieu of any Award of Nonqualified Stock Options or Stock Appreciation Rights in any fiscal year, in the form of Restricted Stock, Stock Units or a combination thereof. The aggregate number of Shares subject to Nonqualified Stock Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any Outside Director shall not exceed 16,000. The aggregate number of Shares subject to Restricted Stock or Stock Units granted under this Plan in any one fiscal year to any Outside Director shall not exceed 5,000.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Shares); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the number of Shares that may be awarded as set forth in Section 4.1;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement for automatic accelerated vesting and other rights upon the occurrence of such events as are specified in the Award Agreement. In addition, the Committee may provide in the Award Agreement for the deferral of gains related to an exercise or may establish a cap on the maximum earnings a Participant can realize from exercise.

5.6 Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full Option Price has been paid. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3 Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion to determine in each Award Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine in each Award Agreement whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4 Exercise Price and Exercise of SARs. The exercise price for each grant of an SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7—RESTRICTED STOCK AND STOCK UNITS

7.1 Grants of Restricted Stock and Stock Units. Restricted Stock Awards and Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Subject to Section 4.2 with respect to grants to Outside Directors, Awards of Restricted Stock or Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Stock Units or deferred grants of Restricted Stock or Stock Units.

7.2 Restricted Stock/Stock Unit Award Agreement.

(a) In General. The Restricted Stock/Stock Unit Award Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock or Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or Stock Unit such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances will shorten or terminate the Restriction Period; and rights of the Participant during the Restriction Period to vote and receive dividends in the case of Restricted Stock, or to receive dividend equivalents in the case of Stock Units that accrue dividend equivalents.

(b) Minimum Restriction Periods. All grants of Restricted Stock or Stock Units shall have a Restriction Period of at least three (3) years, except that (i) the Restriction Period for any Award may be shortened pursuant to the Award Agreement in connection with death, Disability or Retirement or pursuant to Section 14.5, (ii) Awards with restrictions based upon achievement of performance goals shall have a Restriction Period of at least one (1) year, and (iii) Awards to Outside Directors shall have a Restriction Period of at least one (1) year.

(c) Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted within a period of sixty (60) days, or such other period as the Committee may specify, by executing a Restricted Stock/Stock Unit Award Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Stock Unit Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7 or in a Participant’s Award Agreement, no shares of Restricted Stock or Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Stock Units, either during or after the Restriction Period, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under an Award of Restricted Stock or Stock Units shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the vesting of the applicable Shares. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. A Participant receiving a Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units to the extent provided in the Award Agreement relating to the Award. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Awards intended to qualify for the performance-based compensation provisions of Section 162(m) of the Code, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for such provisions.

ARTICLE 8—PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3 Earning of Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 Form and Timing of Payment of Performance Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to earned grants of Performance Units that are being settled in Shares and that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Stock Units, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 9—PERFORMANCE MEASURES

9.1 Approved Measures. Until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

9.2 Adjustments to Measures. The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the case of Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Section 162(m) of the Code). The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by executive officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.3 Use of Other Measures. If changes in applicable laws or regulations permit the Committee, in the case of Awards intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, discretion to use performance measures other than those listed in Section 9.1 without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10—AWARDS TO NON-EMPLOYEE DIRECTORS

An Outside Director may be granted one or more Awards of Nonqualified Stock Options, Stock Appreciation Rights or a combination thereof in any fiscal year, subject to the limitations of Section 4.2. In lieu of any Award of Nonqualified Stock Options or Stock Appreciation Rights during any fiscal year, an Outside Director may be granted one or more Awards of Restricted Stock, Stock Units or a combination thereof in such fiscal year, subject to the limitations of Section 4.2. The number of Shares subject to such Awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Awards shall be recommended from time to time by the Committee and approved by the Board and shall be subject to the terms of this Plan applicable to Awards in general. Outside Directors may receive Awards under the Plan only as provided in this Article 10.

ARTICLE 11—BENEFICIARY DESIGNATION

If and to the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12—DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant.

ARTICLE 13—WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, to the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14—AMENDMENT AND TERMINATION

14.1 Amendment of Plan. Except as otherwise provided in this Section 14.1, the Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. Neither the Committee nor the Board may, without approval of the shareholders of the Company, amend the Plan to (i) materially increase benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan or (iii) materially modify the requirements for participation in the Plan. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

14.2 Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that: (i) if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as provided in Section 14.4 or in the Award Agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding Option or SAR, nor award any Option or SAR in replacement of a canceled Option or SAR with a higher exercise price, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant.

14.3 Termination of Plan. No Awards shall be granted under the Plan after June 28, 2009, but Awards theretofore granted may extend beyond that date.

14.4 Cancellation of Awards.

(a) The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

(b) For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.4 above), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).

14.5 Assumption or Acceleration of Awards. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 15—MISCELLANEOUS PROVISIONS

15.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.

15.2 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares covered by an Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

15.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.4 Compliance with Laws. At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable, all Awards granted under this Plan shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

15.5 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

15.6 Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Section 83(b) of the Code.

15.7 Legal Construction.

(a) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina.

CREE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints F. Neal Hunter and Charles M. Swoboda, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. which the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, November 4, 2004, at 10:00 a.m. local time, and at any and all adjournments thereof.

Shares represented by this proxy will be voted as directed on the reverse. Unless a contrary direction is indicated, the shares will be voted FOR election of the director nominees listed on the reverse, FOR the approval of the 2004 Long-Term Incentive Compensation Plan, FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 26, 2005, and in the discretion of the persons acting pursuant to this proxy on any other matters that properly come before the meeting or any adjournments thereof, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 17, 2004, receipt of which is hereby acknowledged.

(Please sign and date on the reverse side and promptly return in the enclosed envelope.)

ANNUAL MEETING OF SHAREHOLDERS OF

CREE, INC.

November 4, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -or-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. -or-	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided

IF you are not voting via telephone or the Internet.

CONTINUED FROM OTHER SIDE. NOT VALID UNLESS SIGNED AND DATED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o F. Neal Hunter o Charles M. Swoboda o John W. Palmour, Ph.D. o Dolph W. von Arx o James E. Dykes o Robert J. Potter, Ph.D. o Harvey A. Wagner	2. Approval of the 2004 Long-Term Incentive Compensation Plan. 3. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 26, 2005.	☐ ☐	☐ ☐	☐ ☐
Any proxy heretofore given by the undersigned is hereby revoked.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●		Please complete, sign and return this proxy whether or not you intend to attend the meeting.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Please check box if you intend to attend the annual meeting in person.	☐

Signature of Shareholder                          Date                           Signature of Shareholder                           Date

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.